FORM 8-K

                          CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 1997 (February 26, 1997)

                  AMERICAN ASSET ADVISERS TRUST, INC.
           (Name of registrant as specified in its charter)

Maryland                      0-28378                  76-0410050
(State or other               (Commission File         (IRS Employer
jurisdiction of               Number)                  Identification
incorporation)                                         Number)

           8 Greenway Plaza, Suite 824, Houston, Texas 77046
         (Address of principal executive office and zip code)

  Registrant's telephone number, including area code: (713) 850-1400

ITEM 1.   CHANGES OF CONTROL OF REGISTRANT

           Not Applicable

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     On February 11, 1997, American Asset Advisers Trust, Inc. (the "Registrant") entered into a joint venture (the "Joint Venture") with AAA Net Realty Fund XI, Ltd. ("AAA XI"). The purpose of the Joint Venture is to purchase fee simple title to real estate and improvements located at the intersection of Promenade Avenue and Cortana Place, Baton Rouge, Louisiana, on which there is being constructed a Just For Feet Shoe Store (the "Property"). The Registrant owns 51% of the Joint Venture. AAA XI owns 49% of the Joint Venture.

     The cost to acquire the Property will be approximately $2,670,000.00. The exact cost of acquisition will be calculated when the improvements are completed. The purchase price will be paid in cash entirely from funds of the members of the Joint Venture, based upon each member's percentage of ownership in the Joint Venture. The Property will be operated as a Just For Feet Shoe Store. The Property, when construction is completed, will consist of a free standing, masonry building containing approximately 15,675 square feet on the first floor and approximately 4,900 square feet on the mezzanine level, located on a tract of land containing approximately 1.735 acres.

     The Registrant's cost for its 51% share of the Property will be $1,361,700. In addition, management estimates that $13,617 will be paid in acquisition fees to third parties and $68,085 will be paid in acquisition fees to an affiliate.

     The Property will be acquired subject to a lease (the "Lease") with Just for Feet, Inc., an Alabama corporation. Under the terms of the Lease, the tenant pays a base rent, plus real estate taxes, hazard and liability insurance premiums, all utility costs, and the costs of most of the maintenance and repairs to the improvements.

     Other significant provisions of the Lease are as follows:

     1. The original term of the Lease is fifteen (15) years. The original term of the Lease will begin on approximately May 15, 1997, and will expire on approximately May 31, 2012. The tenant has the option to renew the lease for two (2) additional terms of five (5) years each.

     2. Base annual minimum rent during the first five (5) years of the original term of the Lease will be approximately $285,963.00. The actual rent cannot be established until the improvements are completed and the square footage on the first floor of the building is calculated. The base annual minimum rent will be increased at the beginning of the sixth (6th) and eleventh (11th) lease years by three (3) times the percentage increase in the Consumer Price Index for all Urban Consumers, U.S. City Average, during the previous five (5) years, limited to ten percent (10%) each time. During the two (2) renewal terms the rent will be increased using the same formula used in the sixth (6th) and eleventh (11th) years of the Lease.

     3. In addition to the base rent, the tenant pays all real estate taxes on the Property. The tenant also pays for all utilities charges.

     4. The landlord is required to maintain and repair the foundation, structural systems (including roof structure, roof covering, load bearing walls and floor slabs), building exterior and masonry walls. The landlord is also required to repair any latent defects which are discovered during a one year period following the time the improvements are turned over to the tenant. The tenant is required to maintain and repair everything that the landlord is not.

     5. The tenant has the right to use the Property for retail sale of athletic footwear and athletic apparel and related athletic accessories.

     6. The tenant may not assign the Lease or sublet the Property without the prior written consent of the landlord. However, in the event of an assignment or sublet, the tenant will remain as the principal obligor under the Lease.

     7. The tenant is required to reimburse the landlord for the premiums paid for liability insurance and extended coverage hazard insurance.

     8. In the event there is casualty damage that cannot be repaired in one hundred eighty (180) days, either the landlord or the tenant may terminate the Lease. If the Lease is terminated, the landlord will retain all insurance proceeds.

     9. In the event that all or substantially all of the Property is taken by condemnation, then the Lease shall terminate. In the event that the Property is still reasonably tenantable and suitable for the purposes set forth in the Lease after a condemnation, then the rent shall be proportionately reduced during the unexpired portion of the Lease.

     There are no retail athletic shoe stores in the immediate vicinity of the Property.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          Not Applicable

ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

          Not Applicable


ITEM 5.   OTHER EVENTS

          Not Applicable

ITEM 6.   RESIGNATION OF REGISTRANT'S GENERAL PARTNER

           Not Applicable

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     The tenant of the Property is Just for Feet, Inc. ("Just for Feet"), an Alabama corporation. With respect to Just for Feet, as reported by its management, consolidated sales revenues totaled $119,819,000 for the year ended January 31, 1996. Just for Feet recorded consolidated net earnings of $9,722,000 for the same period. Current assets at January 31, 1996, exceeded current liabilities by $108,303,500 and total assets exceeded total liabilities by $149,269,800. It is the opinion of the management of The Registrant, following review of the financial statements of Just for Feet, that Just for Feet's financial condition is sufficient to meet the investment criteria of The Registrant. Persons interested in receiving copies of Just for Feet's publicly issued financial statements for the year ended January 31, 1996 should contact American Asset Advisers Trust, Inc.

                     PRO-FORMA FINANCIAL INFORMATION

     The following table presents unaudited pro-forma financial information for American Asset Advisers Trust, Inc., giving effect to the acquisition of the Property. The acquisition is reflected on a consolidated basis. Pro-forma consolidated results of operations are not included to reflect the effect of the Just For Feet property as the building has not been completed.

                 PRO-FORMA CONSOLIDATED BALANCE SHEET
                           December 31, 1996
                              (unaudited)

                 Historical                           Pro-Forma
                 Costs          Adjustments  (1)      Total


Cash            $ 1,616,311     $<1,375,317> (2)       $   240,994

Property        $12,102,195     $ 2,830,200  (2)       $14,932,395

Other
Assets          $   408,328     $   <68,085> (2)       $   340,243

Total
Assets          $14,126,834     $ 1,386,798            $15,513,632

Liabilities      $  201,285          -                 $   201,285

Minority
Interest        $ 3,631,847     $ 1,386,798  (2)       $ 5,018,645

Shareholders'
Equity          $10,293,702     $    _                 $10,293,702

Total
Liabilities
and
Shareholders'
Equity          $14,126,834     $ 1,386,798            $15,513,632


     (1) Adjustments are reflected as if the property acquisition discussed in (2) below was completed on December 31, 1996.

     (2) Includes total acquisition costs of $2,830,200 for the Property, the minority partner's share of $1,386,798, acquisition costs of $68,085 to be paid by The Registrant to an affiliate and $1,375,317 funds to be paid by The Registrant for its portion of the acquisition.


ITEM 8.   CHANGE IN FISCAL YEAR

           Not Applicable

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   American Asset Advisers Trust, Inc.


Date: February 26, 1997            /s/ H. Kerr Taylor
                                   H. Kerr Taylor, President



Date: February 26, 1997            /s/ H. Kerr Taylor
                                   H. Kerr Taylor, Chief Financial
                                   Officer